UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         November 7, 2011 (November 2, 2011)

EQT CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (412) 553-5700

(Former name or former address, if changed since last report)
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement.

On November 7, 2011, EQT Corporation (the “Company”) completed a public offering of $750,000,000 in aggregate principal amount of its 4.875% Senior Notes due 2021 (the “Senior Notes”).  The Senior Notes were issued by the Company pursuant to its automatic shelf registration statement on Form S-3ASR (File No. 333-171068) and the prospectus included therein, filed with the Securities and Exchange Commission on December 9, 2010 and supplemented by the prospectus supplement dated November 2, 2011.

The Company intends to use the net proceeds from the offering for general corporate purposes.

The Company entered into an Underwriting Agreement, dated November 2, 2011 (the “Underwriting Agreement”), among the Company and Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Senior Notes.  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase the Senior Notes for resale to the public.  The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Senior Notes were issued under an Indenture dated as of March 18, 2008 (as supplemented, the “Indenture”), between the Company, as successor, and The Bank of New York, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of November 7, 2011 (the “Fourth Supplemental Indenture”), between the Company and The Bank of New York Mellon, as trustee.  The Company sold the Senior Notes to the Underwriters at an issue price of 98.435% of the principal amount thereof, and the Underwriters offered the Senior Notes to the public at a price of 99.085% of the principal amount thereof.  Interest is payable on the Senior Notes on May 15 and November 15 of each year, commencing on May 15, 2012.  The Company may issue additional debt from time to time pursuant to the Indenture.  The Indenture governing the Senior Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets.

The foregoing description of the Underwriting Agreement, the Indenture, the Fourth Supplemental Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.

Item 2.03.                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Senior Notes, the Indenture, the Fourth Supplemental Indenture and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.                         Financial Statements and Exhibits.

(d)  Exhibits

See exhibit index hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION
(Registrant)

	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and Chief Financial Officer

Date: November 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of November 2, 2011, among EQT Corporation and Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, between EQT Corporation, as successor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).

4.2	Fourth Supplemental Indenture, dated as of November 7, 2011, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 4.875% Senior Notes due 2021 were issued.

4.3	Form of EQT Corporation’s 4.875% Senior Notes due 2021 (included in Exhibit 4.2 hereto).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto).

23.2	Consent of Buchanan Ingersoll & Rooney PC (included as part of Exhibit 5.2 hereto).